Exhibit 4.4

FORM OF SUPPLEMENTAL INDENTURE

(Dated as of [_____________________])

PUBLIC SERVICE COMPANY OF COLORADO

TO

U.S. BANK TRUST NATIONAL ASSOCIATION,
As Trustee

Creating an Issue of First Mortgage Bonds,
Collateral Series J

(Supplemental to Indenture dated as of December 1, 1939, as amended)

     SUPPLEMENTAL INDENTURE, dated as of [     ], between PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (the “Company”), party of the first part, and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), a national banking association, as successor trustee (the “Trustee”) to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), party of the second part.

     WHEREAS, the Company heretofore executed and delivered to the Trustee its Indenture, dated as of December 1, 1939 (the “Principal Indenture”), to secure its First Mortgage Bonds from time to time issued thereunder; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for certain purposes, including the creation of series of bonds, the subjection to the lien of the Principal Indenture of property acquired after the execution and delivery thereof, the amendment of certain provisions of the Principal Indenture and the appointment of the successor Trustee; and

     WHEREAS, the Principal Indenture as supplemented and amended by all Supplemental Indentures heretofore executed by the Company and the Trustee is hereinafter referred to as the “Indenture”, and, unless the context requires otherwise, references herein to Articles and Sections of the Indenture shall be to Articles and Sections of the Principal Indenture as so amended; and

     WHEREAS, the Company proposes to create a new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Collateral Series J (the “Collateral Series J Bonds”), to be issued and delivered to the trustee under the 1993 Mortgage (as hereinafter defined) as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities, all as hereinafter provided, and to vary in certain respects the covenants and provisions contained in Article V of the Indenture, to the extent that such covenants and provisions apply to the Collateral Series J Bonds; and

     WHEREAS, the Company, pursuant to the provisions of the Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Collateral Series J Bonds and of specifying the form, provisions and particulars thereof, as in the Indenture provided or permitted and of giving to the Collateral Series J Bonds the protection and security of the Indenture; and

     WHEREAS, the Company represents that all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers, necessary to make the Collateral Series J Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Principal Indenture and all indentures supplemental thereto, including this Supplemental Indenture, valid, binding and legal instruments for the security of the bonds of all series, including the Collateral Series J Bonds, in accordance with the terms of such bonds and such instruments, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That Public Service Company of Colorado, the Company named in the Indenture, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in pursuance of the direction and authority of the Board of Directors of the Company given at a meeting thereof duly called and held, and in order to create the Collateral Series J Bonds and to specify the form, terms and provisions thereof, and to secure the payment of the principal of and premium, if any, and interest, if any, on all bonds from time to time outstanding under the Indenture, including the Collateral Series J Bonds, according to the terms of said bonds, and to secure the performance and observance of all of the covenants and conditions contained in the Indenture, has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto U.S. Bank Trust National Association, as Trustee, and its successor or successors in the trust and its and their assigns forever;

     TO HAVE AND TO HOLD all and singular the properties, rights, privileges and franchises described in the Principal Indenture and in the several Supplemental Indentures hereinabove referred to and owned by the Company on the date of the execution and delivery hereof (other than property of a character expressly excepted from the lien of the Indenture as therein set forth) unto the Trustee and its successor or successors and assigns forever;

     SUBJECT, HOWEVER, to permitted encumbrances as defined in the Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued under the Indenture, including the Collateral Series J Bonds, without preference, priority or distinction as to lien (except as any sinking, amortization, improvement or other fund established in accordance with the provisions of the Indenture or any indenture supplemental thereto may afford additional security for the bonds of any particular series) of any of said bonds over any others thereof by reason of series, priority in the time of the issue or negotiation thereof, or otherwise howsoever, except as provided in Section 2 of Article IV of the Indenture.

ARTICLE ONE

CREATION AND DESCRIPTION OF THE COLLATERAL SERIES J BONDS

     SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, the bonds of such new series to be designated First Mortgage Bonds, Collateral Series J. The Collateral Series J Bonds shall be limited to an aggregate principal amount of Six Hundred Million dollars ($600,000,000) ((less the aggregate principal amount of First Mortgage Bonds, Collateral Series H which remains outstanding), excluding any Collateral Series J Bonds which may be authenticated and exchanged for or in lieu of or in substitution for or on transfer of other Collateral Series J Bonds pursuant to any provisions of the Indenture. The Collateral Series J Bonds shall mature on October 1, 2012. The Collateral Series J Bonds shall not bear interest.

     The principal of each Collateral Series J Bond shall be payable, upon presentation thereof, at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee (as hereinafter defined) is located, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     The Collateral Series J Bonds shall be issued and delivered by the Company to U.S. Bank Trust National Association, as successor trustee under the Indenture, dated as of October 1, 1993, as supplemented (the “1993 Mortgage”), of the Company to such successor trustee (the “1993 Mortgage Trustee”), as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities. As provided in the 1993 Mortgage, the Collateral Series J Bonds will be registered in the name of the 1993 Mortgage Trustee or its nominee and will be owned and held by the 1993 Mortgage Trustee, subject to the provisions of the 1993 Mortgage, for the benefit of the holders of all securities from time to time outstanding under the 1993 Mortgage, and the Company shall have no interest therein.

     Any payment by the Company under the 1993 Mortgage of the principal of the securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of Collateral Series J Bonds (other than by the application of the proceeds of a payment in respect of such Collateral Series J Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such Collateral Series J Bonds which is then due.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of the Collateral Series J Bonds as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1993 Mortgage Trustee, signed by an authorized officer thereof, stating that the principal of specified Collateral Series J Bonds has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

     Each Collateral Series J Bond shall be dated as of the date of its authentication.

     The Collateral Series J Bonds shall be issued as fully registered bonds only, in denominations of $1,000 and multiples thereof.

     The Collateral Series J Bonds shall be registerable and exchangeable at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, in the manner and upon the terms set forth in Section 5 of Article II of the Indenture; provided, however, that the Collateral Series J Bonds shall not be transferrable except to a successor trustee under the 1993 Mortgage. No service charge shall be made for any exchange or transfer of any Collateral Series J Bond.

     SECTION 2. The text of the Collateral Series J Bonds shall be substantially in the form attached hereto as Exhibit A.

     SECTION 3. The Collateral Series J Bonds may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

ARTICLE TWO

REDEMPTION OF THE COLLATERAL SERIES J BONDS

     SECTION 1. Each Collateral Series J Bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

     SECTION 2. The provisions of Sections 3, 4, 5, 6 and 7 of Article V of the Indenture shall be applicable to the Collateral Series J Bonds, except that (a) no publication of notice of redemption of the Collateral Series J Bonds shall be required and (b) if less than all the Collateral Series J Bonds are to be redeemed, the Collateral Series J Bonds to be redeemed shall be selected in the principal amounts designated to the Trustee by the Company, and except as such provisions may otherwise be inconsistent with the provisions of this Article Two.

     SECTION 3. The holder of each and every Collateral Series J Bond hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article Two.

ARTICLE THREE

ACKNOWLEDGMENT OF RIGHT TO VOTE
OR CONSENT WITH RESPECT TO
CERTAIN AMENDMENTS TO INDENTURE

     The Company hereby acknowledges the right of the holders of the Collateral Series J Bonds to vote or consent with respect to any or all of the modifications to the Indenture referred to in Article Three of the Supplemental Indenture, dated as of March 1, 1980, irrespective of the fact that the Bonds of the Second 1987 Series are no longer outstanding; provided, however, that such acknowledgment shall not impair (a) the right of the Company to make such modifications without the consent or other action of the holders of the Bonds of the 2020 Series or the bonds of any other series subsequently created under the Indenture with respect to which the Company has expressly reserved such right or (b) the right of the Company to reserve the right to make such modifications without the consent or other action of the holders of bonds of one or more, or any or all, series created subsequent to the creation of the Collateral Series J Bonds.

ARTICLE FOUR

THE TRUSTEE

     The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions set forth in the Indenture and this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article XII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

     SECTION 1. Subject to the variations contained in Article Two of this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Principal Indenture, this Supplemental Indenture and all other indentures supplemental to the Principal Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the properties subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.

     All covenants and provisions of the Indenture shall continue in full force and effect and this Supplemental Indenture shall form part of the Indenture.

     SECTION 2. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall not be a Business Day (as defined in the 1993 Mortgage), such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

     SECTION 3. The terms defined in the Indenture shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Indenture except as set forth in Section 4 of this Article or otherwise set forth in this Supplemental Indenture or unless the context clearly indicates some other meaning to be intended.

     SECTION 4. Any term defined in Section 303 of the Trust Indenture Act of 1939, as amended, and not otherwise defined in the Indenture shall, with respect to this Supplemental Indenture and the Collateral Series J Bonds, have the meaning assigned to such term in Section 303 as in force on the date of the execution of this Supplemental Indenture.

     SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Public Service Company of Colorado, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President, an Executive Vice President, a Senior Vice President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and U.S. Bank Trust National Association, the party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and its corporate seal to be affixed by one of its Assistant Vice Presidents and attested by one of its Trust Officers, for and in its behalf, all as of the day and year first above written.

PUBLIC SERVICE COMPANY OF
COLORADO

By:

Name:
Title:

ATTEST:

Name:
Title:

STATE OF [MINNESOTA]	)
	)	ss.:
CITY OF [MINNEAPOLIS]	)

     On this [__________] day of [__________], before me, [__________], a duly authorized Notary Public in and for said City in the State aforesaid, personally appeared [__________] and [__________] to me known to be a [Vice President] and the [Assistant] Secretary, respectively, of PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado, one of the corporations that executed the within and foregoing instrument; and the said [Vice President] and [Assistant] Secretary severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name: Notary Public, State of [Minnesota]

Commission Expires:

U.S. BANK TRUST
NATIONAL ASSOCIATION,
as Trustee

By:

Name:
Title:

ATTEST:

Name:
Title:

STATE OF NEW YORK	)
	)	ss.:
CITY AND COUNTY OF NEW YORK	)

     On this [__________] day of [_________,_________], before me, [__________], a duly authorized Notary Public in and for said City and County in the State aforesaid, personally appeared [__________] and [__________] to me known to be an [Vice President] and a [Trust Officer], respectively, of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, one of the corporations that executed the within and foregoing instrument; and the said [Vice President] and [Trust Officer] severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name: Notary Public, State of New York

Commission Expires:

EXHIBIT A

FORM OF COLLATERAL SERIES J BOND

     This bond is not transferable except to a successor trustee under the Indenture, dated as of October 1, 1993, as supplemented, between Public Service Company of Colorado and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee thereunder.

PUBLIC SERVICE COMPANY OF COLORADO

FIRST MORTGAGE BOND,

Collateral Series J

DUE 2012

REGISTERED	REGISTERED

No.__________	$__________

     FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (hereinafter sometimes called the “Company”), promises to pay to U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor trustee (the “1993 Mortgage Trustee”) under the Indenture, dated as of October 1, 1993 (the “1993 Mortgage”), of the Company, or registered assigns,

Dollars

on October 1, 2012, at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located. This bond shall not bear interest. The principal of this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Any payment by the Company under the 1993 Mortgage of the principal of securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of this bond (the “1993 Mortgage Securities”) (other than by the application of the proceeds of a payment in respect of this bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of this bond which is then due.

     This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a

Exhibit A-1

certain indenture, dated as of December 1, 1939, made by the Company to U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), as successor trustee (hereinafter called the “Trustee”) to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), as amended and supplemented by several indentures supplemental thereto, including the Supplemental Indenture dated as of [     ] (said Indenture as amended and supplemented by said indentures supplemental thereto being hereinafter called the “Indenture”), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all indentures supplemental thereto in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Indenture); provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of this bond or reduce the principal amount hereof or effect any other modification of the terms of payment of such principal or will reduce the percentage of bonds required for the aforesaid actions under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after October 31, 1975 (including this series) so as to change 75% in the foregoing sentence to 60% and to change certain procedures relating to bondholders’ meetings. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series J, of the Company.

     This bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

     The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an event of default as therein provided.

     This bond is not transferable except to a successor trustee under the 1993 Mortgage, any such transfer to be made at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, upon surrender and cancellation of this bond, and thereupon a new bond of this series of a like principal amount will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company, the Trustee, any paying agent and any registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series of the same aggregate principal amount, all as provided in the Indenture. No service charge shall be made to any holder of any bond of this series for any exchange or transfer of bonds.

Exhibit A-2

     No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, shareholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders), any and all such liability of incorporators, shareholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

     This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by U.S. Bank Trust National Association, or its successor, as Trustee under the Indenture.

     IN WITNESS WHEREOF, Public Service Company of Colorado has caused this bond to be signed in its name by a Vice President and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary.

Dated:	PUBLIC SERVICE COMPANY OF
COLORADO

By:

[Vice President]

ATTEST:

[Assistant Secretary]

CERTIFICATE OF AUTHENTICATION

     This is one of the securities of the series designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:	U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:

Authorized Officer

Exhibit A-3

SCHEDULE A

SUPPLEMENTAL INDENTURES

Date of			Principal
Supplemental		Principal	Amount
Indenture	Series of Bonds	Amount Issued	Outstanding

March 14, 1941	None	—	—
May 14, 1941	None	—	—
April 28, 1942	None	—	—
April 14, 1943	None	—	—
April 27, 1944	None	—	—
April 18, 1945	None	—	—
April 23, 1946	None	—	—
April 9, 1947	None	—	—
June 1, 1947*	2-7/8% Series due 1977	$ 40,000,000	None
April 1, 1948	None	—	—
May 20, 1948	None	—	—
October 1, 1948	3-1/8% Series due 1978	10,000,000	None
April 20, 1949	None	—	—
April 24, 1950	None	—	—
April 18, 1951	None	—	—
October 1, 1951	3-1/4% Series due 1981	15,000,000	None
April 21, 1952	None	—	—
December 1, 1952	None	—	—
April 15, 1953	None	—	—
April 19, 1954	None	—	—
October 1, 1954*	3-1/8% Series due 1984	20,000,000	None
April 18, 1955	None	—	—
April 24, 1956	None	—	—
May 1, 1957*	4-3/8% Series due 1987	30,000,000	None
April 10, 1958	None	—	—
May 1, 1959	4-5/8% Series due 1989	20,000,000	None
April 18, 1960	None	—	—
April 19, 1961	None	—	—
October 1, 1961	4-1/2% Series due 1991	30,000,000	None
March 1, 1962	4-5/8% Series due 1992	8,800,000	None
June 1, 1964	4-1/2% Series due 1994	35,000,000	None
May 1, 1966	5-3/8% Series due 1996	35,000,000	None
July 1, 1967*	5-7/8% Series due 1997	35,000,000	None
July 1, 1968*	6-3/4% Series due 1998	25,000,000	None
April 25, 1969	None	—	—

Schedule A-1

Date of			Principal
Supplemental		Principal	Amount
Indenture	Series of Bonds	Amount Issued	Outstanding

April 21, 1970	None	—	—
September 1, 1970	8-3/4% Series due 2000	35,000,000	None
February 1, 1971	7-1/4% Series due 2001	40,000,000	None
August 1, 1972	7-1/2% Series due 2002	50,000,000	None
June 1, 1973	7-5/8% Series due 2003	50,000,000	None
March 1, 1974	Pollution Control Series A	24,000,000	None
December 1, 1974	Pollution Control Series B	50,000,000	None
October 1, 1975	9-3/8% Series due 2005	50,000,000	None
April 28, 1976	None	—	—
April 28, 1977	None	—	—
November 1, 1977*	8-1/4% Series due 2007	50,000,000	None
April 28, 1978	None	—	—
October 1, 1978	9-1/4% Series due 2008	50,000,000	None
October 1, 1979*	Pollution Control Series C	50,000,000	None
March 1, 1980*	15% Series due 1987	50,000,000	None
April 28, 1981	None	—	—
November 1, 1981*	Pollution Control Series D	27,380,000	None
December 1, 1981*	16-1/4% Series due 2011	50,000,000	None
April 29, 1982	None	—	—
May 1, 1983*	Pollution Control Series E	42,000,000	None
April 30, 1984	None	—	—
March 1, 1985*	13% Series due 2015	50,000,000	None
November 1, 1986*	Pollution Control Series F	27,250,000	None
May 1, 1987*	8.95% Series due 1992	75,000,000	None
July 1, 1990*	9-7/8% Series due 2020	75,000,000	None
December 1, 1990*	Secured Medium-Term Notes,	191,500,000**	15,000,000
	Series A
March 1, 1992*	8-1/8% Series due 2004 and	100,000,000	100,000,000
	8-3/4% Series due 2022	150,000,000	146,340,000
April 1, 1993*	Pollution Control Series G	79,500,000	79,500,000
June 1, 1993*	Pollution Control Series H	50,000,000	50,000,000
November 1, 1993*	Collateral Series A	134,500,000	134,500,000
January 1, 1994*	Collateral Series B due 2001 and	102,667,000	None
	Collateral Series B due 2024	110,000,000	110,000,000
September 2, 1994	None	—	—
(Appointment of
Successor Trustee)
May 1, 1996	Collateral Series C	125,000,000	125,000,000

Schedule A-2

Date of			Principal
Supplemental		Principal	Amount
Indenture	Series of Bonds	Amount Issued	Outstanding

November 1, 1996	Collateral Series D	250,000,000	175,000,000
February 1, 1997	Collateral Series E	150,000,000	None
April 1, 1998	Collateral Series F	250,000,000	250,000,000
August 15, 2002	Collateral Series G	48,750,000	48,750,000
September 1, 2002	Collateral Series H	600,000,000	600,000,000
September 15, 2002	Collateral Series I	530,000,000	530,000,000

*	Contains amendatory provisions
**	$200,000,000 authorized

Schedule A-3